Exhibit 10.2

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. BY ACQUIRING THIS WARRANT, HOLDER AGREES TO NOT SELL OR OTHERWISE DISPOSE OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WITHOUT REGISTRATION OR THE APPLICABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE AFORESAID ACTS, AND THE RULES AND REGULATIONS THEREUNDER.

WARRANT TO PURCHASE COMMON STOCK

Number of Shares of Common Stock: 5,882,352 (subject to adjustment as provided herein)

Date of Issuance: [●], 2016 (“Issuance Date”)

This Certifies That, for value received, Slipstream Communications, LLC (including any permitted and registered assigns, the “Holder”), is entitled to purchase from Creative Realities, Inc., a Minnesota corporation (the “Company”), up to 5,882,352 shares of Common Stock of the Company (the “Warrant Shares”) at the Exercise Price hereunder then in effect. This Warrant to Purchase Common Stock (this “Warrant”) is issued by the Company in connection with the Company’s offer and sale to the Holder of a Secured Term Promissory Note pursuant to the terms and conditions of a Loan and Security Agreement by and among the Company, certain of its subsidiaries, and Slipstream Communications, LLC, dated of even date herewith (the “Loan and Security Agreement,” and the note sold thereunder, the “Note”). For purposes of this Warrant, the term “Exercise Price” shall mean $0.28 per share, subject to adjustment as provided herein, and the term “Exercise Period” shall mean the period commencing on the Issuance Date and ending on 5:00 p.m. New York time on the five-year anniversary of the date of this Warrant.

1.       EXERCISE OF WARRANT.

(a)       Mechanics of Exercise. Subject to the terms and conditions hereof, including but not limited to the provisions of Section 1(c) below, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the third Trading Day (the “Warrant Share Delivery Date”) following the date on which the Company shall have received the Exercise Notice, and upon receipt by the Company of (i) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds or (ii) notification from the Holder that this Warrant is being exercised pursuant to a Cashless Exercise, as defined below, the Company shall issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise (or credit the Holder’s account through an electronic delivery of Common Stock through the DWAC system of the Depository Trust Company, if requested). Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to Section 1(c) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable, and in no event later than three business days after any exercise and at its own expense, issue a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(b)       No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a Warrant Share by such fraction.

(c)       Cashless Exercise. The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =	the Weighted Average Price of the shares of Common Stock for the five consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

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(d)       Compensation for Buy-In on Failure to Timely Deliver Warrant Shares. In addition to any other rights available to the Holder, if the Company fails to deliver (or cause its transfer agent to deliver) to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open-market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amount payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including without limitation a decree of specific performance or other injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

2.       ADJUSTMENTS. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)       Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)       Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

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(ii) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i); provided, however, that in the event that the Distribution is of shares of common stock of a company (other than the Company) whose common stock is traded on a national securities exchange or a national automated quotation system (“Other Shares of Common Stock”), then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i) and the number of Warrant Shares calculated in accordance with the first part of this clause (ii).

(c)       Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(a) or (b) but not expressly provided for by such provisions (including without limitation the granting, on a pro rata basis to the holders of the Common Stock, of stock-appreciation rights, phantom stock units or other shareholder rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder. For the avoidance of doubt, the parties agree this Section 2(c) shall not apply to (i) the issuance of Common Stock upon the exercise of options or warrants not granted to the shareholders of the Company as a whole, or (ii) the issuance of Common Stock, stock options, stock-appreciation rights, restricted stock units, or other forms of equity or equity-linked compensation under the Company’s equity incentive or purchase plans duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a committee of non-employee directors established for such purpose.

(d)       Weighted-Average Adjustment to Exercise Price. If the Company, at any time while this Warrant is outstanding, shall issue any Common Stock or Common Stock Equivalents entitling any person to acquire shares of Common Stock, at an effective price per share less than the then-current Exercise Price, as adjusted hereunder (any such issuance, other than an issuance of Common Stock or Common Stock Equivalents in respect of an Exempt Issuance, being referred to as a “Dilutive Issuance”), then the Exercise Price shall be adjusted in accordance with the following formula:

AEP = EP * [OS + ((DIS * DIP)/EP)]

(OS + DIS)

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For purposes of the foregoing formula:

AEP	= Adjusted Exercise Price

EP	= Exercise Price (as in effect immediately prior to adjustment)

OS	= Total number of shares of Common Stock and Common Stock Equivalents outstanding immediately prior to the Dilutive Issuance (excluding, however, Common Stock and Common Stock Equivalents outstanding on account of Exempt Issuances)

DIS	= Total number of shares of Common Stock and Common Stock Equivalents issued in the Dilutive Issuance

DIP	= The per-share price at which Common Stock or Common Stock Equivalents were issued in the Dilutive Issuance

Any such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued; provided, however, that (i) if an adjustment is made on account of a Dilutive Issuance of Common Stock Equivalents, then the subsequent issuance of actual Common Stock upon conversion or exercise of such Common Stock Equivalents will not result in a second adjustment, and (ii) notwithstanding anything in this Warrant to the contrary, no adjustments shall be made under this Section 2(d) in respect of an Exempt Issuance.

(e) Additional Loans under the Loan and Security Agreement. If at any time that an Advance (as defined in the Loan and Security Agreement) is made under the Loan and Security Agreement and the aggregate amount of all Advances made under the Loan and Security Agreement (whether or not outstanding) exceeds $3,000,000, then the number of Warrant Shares issuable upon exercise of this Warrant shall be increased by the product of (the quotient of the amount of such most recent Advance divided by $0.255) multiplied by 0.5.

3.       FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 2(a) above) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of shares of Common Stock of the successor or acquiring corporation or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.

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4.       NON-CIRCUMVENTION. The Company covenants and agrees that the Company will not, by amendment of its articles of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

5.       WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.       REISSUANCE OF WARRANTS.

(a)       Lost, Stolen or Mutilated Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b)       Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an Issuance Date, as indicated on the face of such new Warrant which is the date such new Warrant is issued.

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7.       TRANSFER.

(a)       Notice of Transfer. The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel. If the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder thereof, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933 and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute an Assignment of Warrant in substantially the form attached hereto as Exhibit B and such other documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

(b)       If the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Holder will limit its activities in respect to such transfer or disposition as are permitted by law.

8.       NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Note. The Company shall provide the Holder with prompt written notice (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or other property, pro rata to the holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9.       AMENDMENT AND WAIVER. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

10.      GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the conflicts-of-law principles thereof.

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11.       DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, or the arithmetic calculation of the Warrant Shares, the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations via email or facsimile (a) within two business days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder, as the case may be, or (b) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price, Closing Sale Price or the Warrant Shares within three business days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder, as the case may be, then the Company shall, within two business days thereafter submit via facsimile or email (x) the disputed determination of the Exercise Price or Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (y) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

12.       ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.       CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)       “Bloomberg” means Bloomberg Financial Markets.

(b)       “Closing Sale Price” means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security as reported by Bloomberg, or (iii) if no last trade price is reported for such security by Bloomberg, the average of the bid and ask prices of any market makers for such security as reported by the OTC Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c)       “Common Stock” means (i) the Company’s common stock, par value $0.01 per share, and (ii) any share capital into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(d)       “Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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(e)       “Exempt Issuance” means the issuance of (i) shares of Common Stock or options to employees, officers, directors or unaffiliated consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (ii) any securities upon the exercise or conversion of any securities issued pursuant to the this Warrant or other warrants issued under the Loan and Security Agreement, (iii) any Common Stock upon the exercise or conversion of securities that are issued and outstanding as of the Issuance Date, (iv) securities issued pursuant to or in connection with acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, (v) shares of Common Stock issued or issuable in connection with regularly scheduled dividend payments on the Company’s Series A Preferred Stock or Series A-1 Preferred Stock, and (vi) shares of Common Stock issued pursuant to any loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank approved by the Board of Directors of the Company.

(f)       “Principal Market” means the primary national securities exchange on which the Common Stock is then traded.

(g)       “SEC” means the U.S. Securities and Exchange Commission.

(h)       “Trading Day” means (i) any day on which the Common Stock is listed or quoted and traded on its Principal Market, (ii) if the Common Stock is not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on any over-the-counter markets, or (iii) if trading does not occur on the over-the-counter markets, any business day.

(i)       “Weighted Average Price” means, for any security as of any date, (i) the dollar-volume weighted-average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time, as reported by Bloomberg or (ii) if the foregoing does not apply, the dollar-volume weighted-average price of such security in the over-the-counter market for such security during the period beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time, as reported by Bloomberg, or (iii) if no dollar-volume weighted-average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in OTC Markets. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

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14.       REGISTRATION RIGHTS.

(a)       Demand Registration. The Company shall file, within 45 days after written demand therefor by the Holder, and thereafter use its commercially reasonable efforts to effect, registration under the Securities Act for the resale of the Warrant Shares; provided, however, that (i) the Company shall not be obligated to take any action to effect any such registration if the Holder fails to reasonably cooperate in providing the Company with all information reasonably required to be included in the applicable registration statement or otherwise required to be obtained by the Company for purposes of preparing and filing the registration statement and any amendments thereto, and (ii) the obligations of the Company upon any such demand shall be subject to the provisions of paragraph (c) below. Once declared effective by the SEC, the Company shall use its best efforts to keep the applicable registration statement effective until the earliest of (A) such time as all of the Warrant Shares shall have been sold or (B) at least three years have passed since the Issuance Date (as applicable, the “Registration Expiration”).

(b)       Piggyback Registration.

(i)       If, but without any obligation under this Agreement to do so, the Company proposes to register, including for this purpose a registration effected by the Company for holders of Company securities other than the Holder, any of its securities under the Securities Act, other than a registration relating solely to the sale of securities to participants in an equity incentive plan on Form S-8, or a registration on Form S-4 relating solely to a transaction pursuant to the SEC’s Rule 145 (or any successors to such forms), the Company shall at such time promptly give the Holder written notice of such proposed registration. Upon the written request of the Holder given within 20 business days after the giving of notice by the Company, the Company shall, subject to the provisions of paragraph (c) below, cause to be registered under the Securities Act all of the Warrant Shares that the Holder shall have requested to be registered; provided, however, that the Company shall not be obligated to take any action to effect any such registration if the Holder fails to reasonably cooperate in providing the Company with all information reasonably required to be included in the applicable registration statement or otherwise required to be obtained by the Company for purposes of preparing and filing that registration statement and any amendments thereto.

(ii)       In connection with any offering involving an underwriting of the Company’s common securities, the Company shall not be required under this Section 14(b) to include any of Holder’s Warrant Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters).

(iii)       No incidental right under this Section 14(b) shall be construed to limit any registration required under Section 14(a). The piggyback registration rights in this Section 14(b) shall continue until the Registration Expiration.

(c)       Cut-Back Provision. With respect to any registration under Section 14(b), but not any registration under Section 14(a), if, for any reason, the SEC, (in consultation with Company counsel, and based on existing written SEC guidance or applicable rules), or one of the lead underwriters participating in an underwritten primary offering, requires that the number of Warrant Shares to be registered for resale pursuant to the applicable registration statement be reduced (in order to comply with SEC rules or guidance, or in order to facilitate the success of the offering as determined by the lead underwriters), then such reduction shall be allocated pro rata among all holders whose shares (but not limited to Warrant Shares) have been included (or are eligible for inclusion) for resale under the registration statement until the reduction so required shall have been effected.

(d)       Registration Expenses. All expenses incurred by the Company in complying with Section 14, including without limitation all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” The Company will pay all Registration Expenses in connection with any registration hereunder.

* * * * * * *

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In Witness Whereof, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the date indicated above.

CREATIVE REALITIES, INC.

John Walpuck
Chief Executive Officer

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EXHIBIT A

FORM OF
EXERCISE NOTICE

(To be executed by the registered holder to exercise this Warrant to Purchase Common Stock)

The Undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Creative Realities, Inc., a Minnesota corporation (the “Company”), evidenced by the attached copy of the Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.	Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ a cash exercise with respect to _________________ Warrant Shares; and/or

☐ a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.	Payment of Exercise Price. In the event that the holder has elected to exercise some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.	Delivery of Warrant Shares. The Company shall deliver to the holder __________________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________

(Print Name of Registered Holder)

By:
Name:
Title:

EXHIBIT B

FORM OF
ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

For Value Received, the undersigned hereby sells, assigns, and transfers unto ____________________ the right to purchase _______________ shares of common stock of Creative Realities, Inc., to which the within Warrant to Purchase Common Stock relates and appoints ____________________, as attorney-in-fact, to transfer said right on the books of Creative Realities, Inc. with full power of substitution and re-substitution in the premises. By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated: __________________

(Signature) *

(Name)

(Address)

(Social Security or Tax Ident. No.)

* The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Warrant to Purchase Common Stock in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.